Exhibit 99.77o
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                                           Transactions effected pursuant to Rule 10-F3.

Series                                           R.J.        Form     Yrs. In
#         Fund                                 Involved:    Rec'd?   Business"        Security:                 Date of Purchase:
  6 Diversified Growth   Additional Offering     Yes         Yes     28+ yrs     Ameritrade Holding Corp.       November 14, 2003
  6 Diversified Growth          IPO              Yes         Yes      4 yrs.     Highland Hospitality Corp.     December 16, 2003
  1 Small Cap - Eagle           IPO              Yes         Yes      4 yrs.     Highland Hospitality Corp.     December 16, 2003
  1 Small Cap - AWAD            IPO              Yes         Yes      4 yrs.     Highland Hospitality Corp.     December 16, 2003
  1 Small Cap                   IPO              Yes         Yes      15+        The Bancorp Bank               February 3, 2004
  4 Growth Equity               IPO              Yes         Yes      15+        Assurant Inc.                  February 5, 2004
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Series                    Date Offering       Purchase                   Securities               Amount            Total
  #       Fund            commenced:            price:    Commission:   acquired from:           purchased:       Offering:
  6 Diversified Growth    November 14, 2003    12.60        0.26        Cr. Suis 1st. Boston   $  1,260,000    $   543,060,000
  6 Diversified Growth    December 16, 2003    10.00        0.42        Friedman Billings      $    213,000    $   300,000,000
  1 Small Cap - Eagle     December 16, 2003    10.00        0.42        Friedman Billings      $    125,000    $   300,000,000
  1 Small Cap - AWAD      December 16, 2003    10.00        0.42        Friedman Billings      $    600,000    $   300,000,000
  1 Small Cap             February 03, 2004    12.50        0.68        Friedman Bill          $     71,250    $ 1,760,000,000
  4 Growth Equity         February 05, 2004    22.00        0.68        McDonald & Co.         $      6,600    $ 1,760,000,000
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